                           INDENTURE SUPPLEMENT
                                   NO. 1

     This Indenture Supplement No. 1 (the "Supplement"), dated as of June 3, 1994, is among Marine Midland Bank, as Trustee, Charter Medical Corporation, (the "Company"), the Guarantors listed in the Indenture, as defined below, and Schizophrenia Treatment and Rehabilitation, Inc. All defined terms used in this Supplement and not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

     For and in consideration of the premises, the Company, the Guarantors and the Trustee agree as follows:

     1. Recital. This Supplement relates to the Indenture, dated as of May 2, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, with respect to the Company's 11 1/4% Senior Subordinated Notes due 2004 (the "Indenture"). This Supplement is executed by the Trustee pursuant to Section 10.01(5) of the Indenture.

     2. Supplement. The Indenture is supplemented by adding Schizophrenia Treatment and Rehabilitation, Inc., Subsidiary of the Company, as Guarantor, pursuant to the provisions of Section 5.09 of the Indenture relating to additional Guarantors. By executing this Supplement, Schizophrenia Treatment and Rehabilitation, Inc. agrees that, effective as of the date first above written, it is a Guarantor under the Indenture.

     3.    Miscellaneous.

          (a) Instruments to be Read Together. This Indenture Supplement No. 1 is an indenture supplemental to the Indenture, and such Indenture, and this Indenture Supplement No. 1 shall henceforth be read together.

          (b)   Confirmation.   The  Indenture  as  amended and supplemented by
this Indenture Supplement No. 1, is in all respects confirmed and preserved.

          (c)   Governing  Law.   This  Indenture  Supplement  No.  1  shall be
construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts of law.

          (d) Severability. Any provision of this Indenture Supplement No. 1 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (e)   Headings.   Section, subsection and other headings used in this
Indenture Supplement No. 1 are for convenience only and shall not affect the construction of this Indenture Supplement No. 1.

          (f) Counterparts. This Indenture Supplement No. 1 may be executed in any number of counterparts, each of which, when so executed in any number of counterparts, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement No. 1 to be duly executed as of the date and year first above written.

                                       MARINE MIDLAND BANK,
                                       as Trustee



                                       By:  /s/ Frank J. Godino
                                          Name:  Frank J. Godino
                                          Title: Asst. Corp. Trust Officer

Attest:



/s/ Richard G. Pittius
Name:  Richard G. Pittius              CHARTER MEDICAL CORPORATION
Title: Assistant Vice President


                                       By:  /s/ James R. Bedenbaugh
                                          Name:  James R. Bedenbaugh
                                          Title: Treasurer


Attest:



/s/ Linton Newlin
Name:  Linton Newlin
Title: Secretary

                                       Each of the Guarantors listed
                                       in the Indenture as listed in Exhibit A



                                       By:  /s/ Charlotte A. Sanford
                                          Name: Charlotte A. Sanford
                                          Title:Treasurer or as Director of
Attest:                                  Charter Medical of England, Limited



Name: James R. Bedenbaugh
Title: Assistant Secretary
                                  Schizophrenia Treatment and
                                   Rehabilitation, Inc.



                                  By:  /s/ Charlotte A. Sanford
                                  Name:  Charlotte A. Sanford
                                  Title: Treasurer

Attest:




/s/ James M. Filush
Name: James M. Filush
Title: Secretary

                           INDENTURE SUPPLEMENT
                                   NO. 2

     This Indenture Supplement No. 2 (the "Supplement"), dated as of July 15, 1994, is among Marine Midland Bank, as Trustee, Charter Medical Corporation, (the "Company"), the Guarantors listed in the Indenture, as defined below, and NEPA - New Hampshire, Inc. and NEPA - Massachusetts, Inc. All defined terms used in this Supplement and not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

     For and in consideration of the premises, the Company, the Guarantors and the Trustee agree as follows:

     1. Recital. This Supplement relates to the Indenture, dated as of May 2, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, with respect to the Company's 11 1/4% Senior Subordinated Notes due 2004 (the "Indenture"). This Supplement is executed by the Trustee pursuant to Section 10.01(5) of the Indenture.

     2. Supplement. The Indenture is supplemented by adding NEPA - New Hampshire, Inc. and NEPA - Massachusetts, Inc., Subsidiaries of the Company, as Guarantors, pursuant to the provisions of Section 5.09 of the Indenture relating to additional Guarantors. By executing this Supplement, NEPA - New Hampshire, Inc. and NEPA - Massachusetts, Inc. agree that, effective as of the date first above written, they are Guarantors under the Indenture.

     3.    Miscellaneous.

          (a) Instruments to be Read Together. This Indenture Supplement No. 2 is an indenture supplemental to the Indenture, and such Indenture, and this Indenture Supplement No. 2 shall henceforth be read together.

          (b)   Confirmation.   The  Indenture  as  amended and supplemented by
this Indenture Supplement No. 2, is in all respects confirmed and preserved.

          (c)   Governing  Law.   This  Indenture  Supplement  No.  2  shall be
construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts of law.

          (d) Severability. Any provision of this Indenture Supplement No. 2 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (e)   Headings.   Section, subsection and other headings used in this
Indenture Supplement No. 2 are for convenience only and shall not affect the construction of this Indenture Supplement No. 2.

          (f) Counterparts. This Indenture Supplement No. 2 may be executed in any number of counterparts, each of which, when so executed in any number of counterparts, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement No. 2 to be duly executed as of the date and year first above written.

                                       MARINE MIDLAND BANK,
                                       as Trustee



                                       By:  /s/ Frank J. Godino
                                          Name:  Frank J. Godino
                                          Title: Asst. Corp. Trust Officer

Attest:



       /s/ Richard G. Pittius
Name:  Richard G. Pittius              CHARTER MEDICAL CORPORATION
Title: Assistant Vice President


                                       By:  /s/ James R. Bedenbaugh
                                          Name:  James R. Bedenbaugh
                                          Title: Treasurer


Attest:



/s/ Linton Newlin
Name:  Linton Newlin
Title: Secretary

                                       Each of the Guarantors listed
                                       in the Indenture as listed in Exhibit A



                                       By:  /s/ Charlotte A. Sanford
                                          Name: Charlotte A. Sanford
                                          Title:Treasurer or as Director of
Attest:                                  Charter Medical of England, Limited



Name: James R. Bedenbaugh
Title: Assistant Secretary
                                  NEPA - New Hampshire, Inc.



                                  By:  /s/ Charlotte A. Sanford
                                  Name:  Charlotte A. Sanford
                                  Title: Treasurer

Attest:




/s/ Linton C. Newlin
Name: Linton C. Newlin
Title: Secretary

                                  NEPA - Massachusetts, Inc.



                                  By:  /s/ Charlotte A. Sanford
                                  Name:  Charlotte A. Sanford
                                  Title: Treasurer
Attest:




/s/ Linton C. Newlin
Name: Linton C. Newlin
Title: Secretary